Exhibit 3.3

THE OLD EVANGELINE DOWNS, L.L.C.

FIRST AMENDMENT TO

AMENDED AND RESTATED OPERATING AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED OPERATING AGREEMENT OF THE OLD EVANGELINE DOWNS, L.L.C. (this “Amendment”), dated as of May 21, 2003, is made by and among The Old Evangeline Downs, L.L.C. (the “Company”), a Louisiana limited liability company, and OED Acquisition, LLC, as the sole member of the Company (the “Sole Member”).

WHEREAS, the parties wish to amend certain provisions of the Operating Agreement; and

WHEREAS, Section 15(d) of the Operating Agreement provides in relevant part that the Operating Agreement may be amended or modified by a written instrument executed by the Sole Member.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto agree as follows:

1.    The Sole Member hereby delegates its authority to manage the business and affairs of the Company, as set forth in Section 7(a) of the Operating Agreement, to the Executive Committee of Peninsula Gaming Partners, LLC (“PGP”), which shall have the authority specified in Section 3.7 of the Amended and Restated Operating Agreement of PGP, as amended.

2.    Except as herein amended, the Operating Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Operating Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Operating Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Operating Agreement, shall mean and be a reference to the Operating Agreement, as amended by this Amendment.

3.    Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Operating Agreement.

4.    Section 15 of the Operating Agreement is hereby incorporated herein by reference.

5.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

SOLE MEMBER:
OED ACQUISITION, LLC

By:	/S/ M. BRENT STEVENS
Name: M. Brent Stevens Title: Chief Executive Officer